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                                                           EXHIBIT 10.10(f)

                    UNOVA, INC.-AMENDMENT NUMBER ONE TO THE
                     LITTON INDUSTRIES, INC. 1984 LONG-TERM
                        STOCK INCENTIVE PLAN, AS AMENDED

WHEREAS, pursuant to Section 13 of the Litton Industries, Inc. 1984 Long-Term Stock Incentive Plan, as amended (the "1984 Plan") the Board of Directors of Litton Industries, Inc. (the "Board") has the authority to amend the 1984 Plan;

WHEREAS, the Board has passed a resolution that the proper officers of Litton Industries, Inc. ("Litton") be authorized to amend the 1984 Plan to provide that employment with UNOVA, Inc. will constitute employment with Litton for purposes of any 1984 Plan options held by any employee of Western Atlas Inc. who becomes an employee of UNOVA, Inc. as a result of the distribution of the shares of common stock of UNOVA, Inc. by Western Atlas Inc. to the shareholders of Western Atlas Inc.;

NOW THEREFORE, the 1984 is hereby amended as follows:

Pursuant to Section 13 of the 1984 Plan, a new section 11(c) is added to the 1984 Plan as follows:

"(c) If a Grantee is an employee of Western Atlas Inc. on the day before a distribution of the shares of the common stock of UNOVA, Inc. by Western Atlas Inc. to the shareholders of Western Atlas Inc., and if, as a result of such distribution, such Grantee is employed by UNOVA, Inc., then he or she will be considered to be an Employee for purposes of this Program, so long as he or she continues to be employed by UNOVA, Inc."

This Amendment Number One to the 1984 Plan shall be effective as of the 18th day of September, 1997.



                                By: /s/ TIMOTHY G. PAULSON
                                   ---------------------------
                                   Timothy G. Paulson



                            Attest: /s/ JEANETTE M. THOMAS
                                   ----------------------------
                                   Jeanette M. Thomas